UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 29, 2011
Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 394-2800
N/A

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.07 Submission of Matters to a Vote of Security Holders
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) As previously announced, Richard J. Harshman became Chairman, President and Chief Executive Officer of Allegheny Technologies Incorporated (the “Company”) effective May 1, 2011. In addition, on April 29, 2011, the Company announced that the Board of Directors has appointed Dale G. Reid, previously the Company’s Senior Vice President, Finance and Principal Financial Officer, to serve as the Company’s Executive Vice President, Finance and Chief Financial Officer, effective May 1, 2011. In connection with their increased responsibilities, the Personnel and Compensation Committee of the Board of Directors of the Company has approved adjustments to the base salaries of Messrs. Harshman and Reid to $900,000 and $375,000, respectively, effective May 1, 2011. The base salary of Terry L. Dunlap increased to $425,000, effective May 1, 2011, upon his promotion to Executive Vice President, Flat-Rolled Products and President, ATI Allegheny Ludlum.
The Company and L. Patrick Hassey, former Chairman and Chief Executive Officer, entered into a consulting and noncompetition agreement dated as of May 1, 2011, pursuant to which Mr. Hassey will serve as a consultant to the Company for three years, after which time the agreement may be extended for additional monthly periods upon the mutual agreement of the parties. Mr. Hassey will provide consulting services related to various matters, including corporate strategy, acquisitions, operations, industry, and board of directors matters. Mr. Hassey will be paid at the rate of $83,333 per month for the first year, at the rate of $41,667 per month for the second year, and at the rate of $20,834 per month for the third year. Pursuant to the agreement, Mr. Hassey is subject to a confidentiality covenant and is bound by a noncompetition provision during the term of his consultancy. The foregoing is a summary of the material terms and conditions of the agreement and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the agreement which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.
In addition, the Company and Jon D. Walton, former Executive Vice President, Human Resources, Chief Legal and Compliance Officer and Corporate Secretary, entered into a consulting and noncompetition agreement dated as of May 1, 2011, pursuant to which Mr. Walton will serve as a consultant to the Company for three years, after which time the agreement may be extended for additional monthly periods upon the mutual agreement of the parties. Mr. Walton will provide consulting services related to various matters, including corporate governance, ethics, corporate secretary, executive compensation, and labor relations matters. Mr. Walton will be paid at the rate of $62,500 per month for the first year, at the rate of $31,250 per month for the second year, and at the rate of $15,625 per month for the third year. Pursuant to the agreement, Mr. Walton is subject to a confidentiality covenant and is bound by a noncompetition provision during the term of his consultancy. The foregoing is a summary of the material terms and conditions of the agreement and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the agreement which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders
     On April 29, 2011, the Company held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for each matter submitted for a vote of the Company’s stockholders at the Annual Meeting are provided below.
1.	Election of Three Directors:

			BROKER
NAME	FOR	WITHHELD	NON-VOTES
James C. Diggs	79,562,257	485,125	6,387,677
J. Brett Harvey	69,453,377	10,594,005	6,387,677
Michael J. Joyce	79,776,443	270,939	6,387,677
2.	Approval of the Compensation of the Company’s Named Officers, in an Advisory Vote:

			BROKER
FOR	AGAINST	ABSTENTIONS	NON-VOTES
44,372,528	35,118,961	555,893	6,387,677
3.	Advisory Vote on Whether the Advisory Vote to Approve the Compensation of the Company’s Named Officers Should Occur Every One, Two or Three Years:

ONE	TWO	THREE		BROKER
YEAR	YEARS	YEARS	ABSTENTIONS	NON-VOTES
73,756,784	264,696	5,361,622	664,278	6,387,677
     In accordance with the voting results on this item, the Company has determined to hold an advisory vote to approve the compensation of the Company’s named officers every year until the next stockholder vote on the frequency of such advisory votes. A stockholder vote on the frequency of stockholder advisory votes to approve the compensation of the Company’s named officers is required to be held at least once every six years.
4.	Ratification of the Selection of Ernst & Young LLP as the Company’s Independent Auditors for 2011:

FOR	AGAINST	ABSTENTIONS
85,395,946	958,713	80,398
     There were no broker non-votes with respect to this matter.

Item 8.01	Other Events
     On April 29, 2011, the Company issued a press release announcing certain senior management promotions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
99.1	Press Release dated April 29, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED
By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Dated: May 5, 2011